Exhibit 10.16

CERNER CORPORATION ASSOCIATE EQUITY PARTICIPATION PROGRAM
NON-QUALIFIED STOCK OPTION AGREEMENT

(Continued from the "Face" of this certificate)

WITNESSETH:

WHEREAS, the Stock Option Committee of the Board of Directors of the Company (the “Committee”) has determined that the Optionee is eligible to receive an option to purchase shares of common stock of the Company under the Company's Non-Qualified Stock Option Plan D or Plan E (the "Plan"), as so indicated on the Face;

NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained and other good and valuable consideration, the parties hereto do hereby agree as follows:

1. Incorporation of the Plan. A copy of the Plan is incorporated herein by reference and all of the terms, conditions and provisions contained therein shall be deemed to be contained in this Agreement.

2. Grant of Option. Pursuant to the authorization of the Committee, and subject to the terms, conditions and provisions contained in this Agreement, the Company hereby grants to the Optionee an option (the "Option") to purchase from the Company all or any part of an aggregate number of shares of Company common stock designated as "Option Shares" on the other side hereof ("Face") at a price per share equal to the Exercise Price on the Face.

The number of shares of common stock subject to the Option and the Exercise Price per share shall be appropriately adjusted to reflect any stock dividends, stock splits, split ups or combinations of outstanding shares of common stock of the Company. The date first written above shall be deemed to be the Granting Date of this Option.

3. Term of Option: The Optionee may purchase all or any portion of the shares subject to each installment listed in the Vesting Schedule on the Face hereof at any time on or after the Exercise Dates listed therein and before the Expiration Date (or any earlier termination date).

This option shall expire with respect to all shares of Company common stock subject hereto twenty-five years from the Granting Date (the “Expiration Date"), unless it shall be terminated at an earlier date in accordance with this Agreement.

This Option shall expire as to all unexercised shares immediately upon termination of the Associate's employment with the Company or any of its subsidiaries except that in the event such employment is terminated by reason of the Optionee’s death or disability, the Optionee, or Optionee's estate, shall have thirty (30) calendar days following such date to exercise this Option as to the number of shares exercisable on such date.

4. Exercise of Option. This Option may be exercised by Optionee delivering to the Company a written notice of exercise along with a payment in the amount of the Exercise Price for such shares plus the amount of any applicable federal, state or local taxes to be remitted by the Company in connection with such exercise. The payment for the Exercise Price for the shares may be made:

(a)    In cash;

(b)    By delivery to the Company of that number of shares of Cerner common stock having a fair market value on the date of exercise equal to the sum of the exercise price of the options to be exercised; or

(c)     By surrendering on the date of exercise that number of options which, when multiplied by the excess of the fair market value of the stock which is subject to the surrendered option on the date of exercise over the Exercise Price for said options, results in a product which is equal to the sum of the Exercise Price of the remaining options being exercised.

5. Investment Purpose. By accepting this Option, the Optionee agrees that any and all shares of stock purchased upon the exercise of this Option will be purchased for Investment purposes, and not with a view to any distribution thereof, and that each notice of the exercise of any portion of this Option shall be accompanied by a representation in writing signed by the Optionee (or by the person or persons entitled to exercise the Option in the event of the death of the Optionee) that the share of stock are being purchased in good faith for personal investment purposes, and not with a view to any distribution thereof.

When a registration statement filed with the Securities and Exchange Commission regarding the shares of common stock subject to this option agreement (the "Registration Statement”) becomes effective, the investment representation contained in this section will no longer be applicable.

6. Stock Restrictions. Until such time as the Registration Statement becomes effective, the Optionee further agrees that:
(a)    Each stock certificate issued pursuant to the exercise of the Option granted hereby shall bear a legend to the effect that the shares represented thereby have not been registered under the Securities Act of 1933, and may not be transferred except in accordance with the provisions of this Agreement.

(b)    The shares of the stock acquired upon the exercise of this Option may be transferred, in whole or in part, only if in the opinion of counsel for the Company such proposed transfer may be effected without registration under the Securities Act of 1933 and appropriate state securities laws or such registration has been effected. Prior to the transfer of any such shares the holder thereof shall furnish the Company written notice of the intention to effect such transfer, which notice shall include the manner and circumstances of the proposed transfer and such other matters as the Company may request.

The Optionee shall promptly comply with any request by the Company for information concerning any disposition by the Optionee of any shares acquired pursuant to this Option which the Company may need in connection with an income tax return or any other return or report which it may be required to file with any governmental agency.

7. Notices. Any notices or other communications required or allowed to be made or given to the Company under the terms of this Agreement shall be addressed to the Company in care of its President at its offices at 2800 Rockcreek Parkway, North Kansas City, Missouri 64117, and any notice to be given to the Optionee shall be addressed to the Optionee at the address given beneath the signature hereto. Either party hereto may from time to time change the address to which notices are to be sent to such party by giving written notice of such change to the other party. Any notice hereunder shall be deemed to have been duly given five business days after registered and deposited, postage and registry fee prepaid, in a post office regularly maintained by the United States Government.

8. Binding Effect and Assignment. This Agreement shall bind the parties hereto but shall not be assignable by Optionee without the express written consent of Company.

9. Governing Law. This Agreement shall be construed in accordance with the laws of the Stale of Missouri.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its Face by its officers hereunto duly authorized and its corporate seal to be hereunto affixed, and the Optionee has hereunto set hand on its Face as of the day and year first above written.